Exhibit 10.3

AUDENTES THERAPEUTICS, INC.
2018 EQUITY INDUCEMENT PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD
GRANT NUMBER: __________
Unless otherwise defined herein, the terms defined in the Audentes Therapeutics, Inc. 2018 Equity Inducement Plan (the “Plan”) will have the same meanings in this Notice of Restricted Stock Unit Award and the electronic representation of this Notice of Restricted Stock Unit Award established and maintained by the Company or a third party designated by the Company (this “Notice”).
Name:
Address:
You (“Employee”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Global Restricted Stock Unit Award Agreement (hereinafter the “Agreement”), including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”), which constitutes part of this Agreement.
Number of RSUs:
Date of Grant:
Vesting Commencement Date:

Expiration Date:
The earlier to occur of: (a) the date on which settlement of all RSUs granted hereunder occurs and (b) the tenth anniversary of the Date of Grant. This RSU expires earlier if Employee’s Service terminates earlier, as described in the Agreement.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest in accordance with the following schedule: [insert applicable vesting schedule]
By accepting (whether in writing, electronically or otherwise) the RSUs, Employee acknowledges and agrees to the following:

Employee understands that Employee’s employment with the Company or a Parent or Subsidiary is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Employee acknowledges that the vesting of the RSUs pursuant to this Notice is earned only by continuing Service as an Employee. Employee agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Employee’s service status changes between full- and part-time status in accordance with Company policies relating to work schedules and vesting of awards Employee also understands that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. Employee has read both the Agreement and the Plan. By accepting the RSUs, Employee consents to electronic delivery as set forth in the Agreement.

PARTICIPANT	AUDENTES THERAPEUTICS, INC.
Signature:	By:

Print Name:	Its:

AUDENTES THERAPEUTICS, INC.
2018 EQUITY INDUCEMENT PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the Audentes Therapeutics, Inc. 2018 Equity Inducement Plan (the “Plan”) will have the same defined meanings in this Global Restricted Stock Unit Award Agreement (this “Agreement”).
Employee has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement, including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”), which constitutes part of this Agreement.
1.    Settlement. Settlement of RSUs will be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs will be in Shares. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Agreement.
2.    No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Employee will have no ownership of the Shares allocated to the RSUs and will have no rights to dividends or to vote such Shares.
3.    Dividend Equivalents. Dividends, if any (whether in cash or Shares), will not be credited to Employee.
4.    Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.
5.    Termination. If Employee’s Service terminates for any reason, all unvested RSUs will be forfeited to the Company forthwith, and all rights of Employee to such RSUs will immediately terminate without payment of any consideration to Employee. Employee’s Service will be considered terminated as of the date Employee is no longer providing Services to the Company, its Parent or one of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee’s employment agreement, if any) (the “Termination Date”). Unless otherwise provided in this Agreement or determined by the Company, Employee’s right to vest in the RSUs under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., Employee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under the laws of the jurisdiction in which Employee resides or the terms of Employee’s employment agreement, if any). Employee acknowledges and agrees that the Vesting Schedule may change prospectively in the event Employee’s Service status changes between full- and part-time status and/or in the event Employee is on an approved leave of absence in accordance with Company policies relating to work schedules and vesting of awards or as determined by the Committee. Employee acknowledges that the vesting of the Shares pursuant to this Notice and Agreement is earned only by continued Service. In case of any dispute as to whether termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Employee may still be considered to be providing services while on an approved leave of absence).
6.    Withholding Taxes. Employee acknowledges that, regardless of any action taken by the Company or its Parent or Subsidiary employing or retaining Employee (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Employee’s participation in the Plan and legally applicable to Employee (“Tax-Related Items”) is and remains Employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Employee further acknowledges that the Company or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Employee is subject to Tax-Related Items in more than one jurisdiction, Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Employee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Employee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Employee’s wages or other cash compensation paid to Employee by the Company and/or the Employer; or

(ii)
withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Employee’s behalf pursuant to this authorization); or

(iii)
withholding in Shares to be issued upon settlement of the RSUs by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates;

(iv)	Employee’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee;
all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Employee is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event.
The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in Employee’s jurisdiction(s), in which case Employee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Employee is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items withholding.
Finally, Employee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer, as applicable, may be required to withhold or account for as a result of Employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Employee fails to comply with Employee’s obligations in connection with the Tax-Related Items.
7.    Nature of Grant. By accepting the RSUs, Employee acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)    all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;
(d)    the RSU grant and Employee’s participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or services contract with the Company, the Employer or any Parent or Subsidiary;
(e)    Employee is voluntarily participating in the Plan;
(f)    the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(g)    the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, leave-related pay, pension or retirement or welfare benefits or similar mandatory payments;
(h)    unless otherwise agreed with the Company in writing, the RSUs and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, any service Employee provides as a director of the Company, its Parent or Subsidiary;
(i)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(j)    no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from Employee ceasing to provide employment or other services to the Company, the Employer or any Parent or other Subsidiary (for any reason whatsoever, whether or not later found to be invalid or in breach of laws in the jurisdiction where Employee is providing services or the terms of Employee’s employment agreement, if any);
(k)    unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and
(l)    neither the Company, the Employer nor any Parent or other Subsidiary will be liable for any foreign exchange rate fluctuation between Employee’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Employee pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.
8.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Employee’s participation in the Plan, or Employee’s acquisition or sale of the underlying Shares. Employee understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
9.    Data Privacy.
(a)    Data Privacy Consent. By electing to participate in the Plan via the Company’s online acceptance procedure, Employee is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other) data protection law perspective, for the purposes described herein.
(b)    Declaration of Consent. Employee understands that he or she needs to review the following information about the processing of his or her personal data by or on behalf of the Company, the Employer and/or any Subsidiary as described in this Agreement and any other Plan materials (the “Personal Data”) and declare his or her consent. As regards the processing of Employee’s Personal Data in connection with the Plan and this Agreement, Employee understands that the Company is the controller of his or her Personal Data.
(c)    Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about Employee for the purposes of allocating Shares and implementing, administering and managing the Plan. Employee understands that this Personal Data may include, without limitation, his or her name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock or equivalent benefits awarded, cancelled, exercised, vested, unvested or outstanding in Employee’s favor. The legal basis for the processing of Employee’s Personal Data, where required, will be his or her consent.

(d)    Stock Plan Administration Service Providers. Employee understands that the Company may transfer his or her Personal Data, or parts thereof, to an independent service provider based in the United States to assist the Company with the implementation, administration and management of the Plan. Employee understands and acknowledges that the Company’s service provider will open an account for him or her to receive and trade shares of Common Stock acquired under the Plan and that he or she will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of Employee’s ability to participate in the Plan.
(e)    International Data Transfers. Employee understands that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan are based in the United States. Employee understands and acknowledges that his or her country may have enacted data privacy laws that are different from the laws of the United States. For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program. The Company does not currently participate in the EU/U.S. Privacy Shield Program. The Company’s legal basis for the transfer of Employee’s Personal Data is his or her consent.
(f)    Data Retention. Employee understands that the Company will use his or her Personal Data only as long as is necessary to implement, administer and manage his or her participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, Employee understands and acknowledges that the Company’s legal basis for the processing of his or her Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs Employee’s Personal Data for any of the above purposes, Employee understands the Company will remove it from its systems.
(g)    Voluntariness and Consequences of Denial/Withdrawal of Consent. Employee understands that his or her participation in the Plan and his or her consent is purely voluntary. Employee may deny or later withdraw his or her consent at any time, with future effect and for any or no reason. If Employee denies or later withdraws his or her consent, the Company can no longer offer Employee participation in the Plan or offer other equity awards to Employee or administer or maintain such awards and Employee would no longer be able to participate in the Plan. Employee further understands that denial or withdrawal of his or her consent would not affect his or her status or salary as an employee or his or her career and that Employee would merely forfeit the opportunities associated with the Plan.
(h)    Data Subject Rights. Employee understands that data subject rights regarding the processing of Personal Data vary depending on the applicable law and that, depending on where Employee is based and subject to the conditions set out in the applicable law, Employee may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about him or her and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about him or her that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of his or her objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of his or her Personal Data in certain situations where Employee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of Employee’s Personal Data that he or she has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or his or her employment and is carried out by automated means. In case of concerns, Employee understands that he or she may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, Employee’s rights, Employee understands that he or she should contact his or her local human resources representative.

(i)    Alternate Basis and Additional Consents. Finally, Employee understands that the Company may rely on a different basis for the collection, processing or transfer of Personal Data in the future and/or request that Employee provide another data privacy consent. If applicable, Employee agrees that upon request of the Company or the Employer, Employee will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from him or her for the purpose of administering his or her participation in the Plan in compliance with the data privacy laws in his or her country, either now or in the future. Employee understands and agrees that he or she will not be able to participate in the Plan if Employee fails to provide any such consent or agreement requested by the Company and/or the Employer.
10.    Language. Employee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English so as to allow Employee to understand the terms and conditions of this Agreement. Further, if Employee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
11.    Appendix. Notwithstanding any provisions in this Agreement, the RSU grant will be subject to any special terms and conditions set forth in any appendix to this Agreement for Employee’s country. Moreover, if Employee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
12.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Employee’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
13.    Acknowledgement. The Company and Employee agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. Employee: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Employee has carefully read and is familiar with their provisions, and (c) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
14.    Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.
15.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Employee with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. Employee understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Employee agrees that the Company shall have unilateral authority to amend the Plan and this RSU Agreement without Employee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this RSU Agreement shall be endorsed with appropriate legends, if any, determined by the Company.
16.    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms.

17.    Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the District of Northern California or the Superior Court of California, County of San Francisco. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
18.    No Rights as Employee. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Employee’s Service, for any reason, with or without Cause.
19.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By Employee’s acceptance (whether in writing, electronically or otherwise) of the Notice, Employee and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Employee has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Employee further agrees to notify the Company upon any change in Employee’s residence address. By acceptance of the RSUs, Employee agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Employee acknowledges that Employee may receive from the Company a paper copy of any documents delivered electronically at no cost if Employee contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Employee further acknowledges that Employee will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Employee understands that Employee must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Employee understands that Employee’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Employee has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail through Stock Administration. Finally, Employee understands that Employee is not required to consent to electronic delivery if local laws prohibit such consent.
20.    Insider Trading Restrictions/Market Abuse Laws. By participating in the Plan, Employee agrees to comply with the Company’s policy on insider trading (to the extent that it is applicable to Employee). Depending on Employee’s country or the designated broker's country or country where the Common Stock is listed, Employee may be subject to insider trading restrictions and/or market abuse laws, which may affect Employee’s ability to accept, acquire, sell, attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., the RSUs) or rights linked to the value of Shares during such times as Employee is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Employee placed before possessing inside information. Furthermore, Employee could be prohibited from (i) disclosing the inside information to any third party, which may include Employee’s fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Employee is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.

21.    Foreign Asset/Account Reporting; Exchange Controls. Employee’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls that may affect Employee’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Employee’s country. Employee may be required to report such accounts, assets, or transactions to the tax or other authorities in Employee’s country. Employee may also be required to repatriate sale proceeds or other funds received as a result of Employee’s participation in the Plan to Employee’s country through a designated broker or bank and/or within a certain time after receipt. Employee acknowledges that it is Employee’s responsibility to be compliant with such regulations and Employee understands and agrees that Employee should consult his or her personal legal and tax advisors for any details.
22.    Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this RSU Agreement in connection with Employee’s termination of employment constitute deferred compensation subject to Section 409A, and Employee is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Employee’s separation from service from the Company or (ii) the date of Employee’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Employee including, without limitation, the additional tax for which Employee would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this RSU Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
23.    Award Subject to Company Clawback or Recoupment. The RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Employee’s employment or other Service that is applicable to executive officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancellation of Employee’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Employee’s RSUs.
BY ACCEPTING THIS AWARD OF RSUS, EMPLOYEE AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

APPENDIX
AUDENTES THERAPEUTICS, INC.
2018 EQUITY INDUCEMENT PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT
COUNTRY SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.
Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSUs granted to Employee under the Plan if Employee resides and/or works in one of the countries below. This Appendix forms part of the Agreement. Any capitalized term used in this Appendix without definition will have the meaning ascribed to it in the Notice, the Agreement or the Plan, as applicable.

If Employee is a citizen or resident of a country, or is considered resident of a country, other than the one in which Employee is currently working, or Employee transfers employment and/or residency between countries after the Date of Grant, the Company will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Employee under these circumstances.

Notifications

This Appendix also includes information relating to securities, exchange control, foreign asset/account reporting and other issues of which Employee should be aware with respect to Employee’s participation in the Plan. The information is based on the securities, exchange control, foreign asset/account reporting and other laws in effect in the respective countries as of January 2019, if applicable. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Employee not rely on the information herein as the only source of information relating to the consequences of Employee’s participation in the Plan because the information may be out of date at the time that Employee vests in the RSUs or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Employee’s particular situation, and the Company is not in a position to assure Employee of any particular result. Accordingly, Employee is advised to seek appropriate professional advice as to how the relevant laws in Employee’s country may apply to Employee’s situation.

Finally, if Employee is a citizen or resident of a country, or is considered resident of a country, other than the one in which Employee is currently working, or Employee transfers employment and/or residency after the Date of Grant, the information contained herein may not apply to Employee in the same manner.

FRANCE
Terms and Conditions
Language Consent. By signing this Agreement or otherwise accepting this Agreement, Employee confirms having read and understood the documents relating to the RSUs (the Plan and the Agreement), which were provided in English. Employee accepts the terms of these documents accordingly.
Consentement a la Langue. En signant et renvoyant cet Accord, ou par acceptant autrement l’Accord, le Employee confirme avoir lu et compris les documents relatifs à cette Attribution (le Plan et le Contrat d’Attribution), qui lui ont été remis en langue anglaise. Le Employee accepte les termes de ces documents en conséquence..
Notifications
Tax Information. RSUs granted under the Plan are not intended to be French-qualified and have not been granted under the specific regime found in Section L.225-197-1 to L.225-187-6 of the French Commercial Code, as amended.
Foreign Asset/Account Reporting Information. French residents are required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing their annual tax returns. Employee should consult his or her personal advisor to ensure compliance with applicable reporting obligations.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 in connection with the acquisition or sale of securities (e.g., transfer of proceeds from the sale of Shares into Germany) must be reported monthly to the German Federal Bank (Bundesbank). The online filing portal may be accessed at the website of the bundesbank (www.bundesbank.de) using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”). Employee should consult his or her personal tax advisors for details regarding this requirement.
Foreign Account / Assets Reporting Information. German residents holding Shares must notify their local tax office of the acquisition of Shares when they file their tax returns for the relevant year if the value of all Shares acquired exceeds €150,000 or in the unlikely event that the resident holds Shares exceeding 10% of the Company’s total Common Stock.
UNITED KINGDOM
Terms and Conditions
Withholding Taxes. The following provisions supplement Section 6 of the Agreement:
Without limitation to Section 6 of the Agreement, Employee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Employee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Employee’s behalf.
Notwithstanding the foregoing, if Employee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Employee is a director or executive officer and income tax due is not collected from or paid by Employee within ninety (90) days of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to Employee on which additional income tax and National Insurance contributions (“NICs”) may be payable. Employee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as applicable) for the value of the employee NICs due on this additional benefit. Employee acknowledges that the Company or the Employer may recover such additional NICs at any time thereafter by any of the means referred to in Section 6 of the Agreement.

Joint Election for Transfer of Liability for Employer NICs. As a condition of Employee’s participation in the Plan and the vesting of the RSUs or receipt of any benefit in connection with the RSUs, Employee agrees to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Employer (or any successor to the Company or the Employer) in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer’s Liability”). Without prejudice to the foregoing, Employee agrees to enter into the following joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or elections. Employee further agrees to enter into such other Joint Elections as may be required between Employee and any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Joint Election. Employee further agrees that the Company and/or the Employer may collect the Employer’s Liability from Employee by any of the means set forth in Section 6 of this Agreement.
If Employee does not enter into the Joint Election prior to the vesting of the RSUs or any other event giving rise to Tax-Related Items, Employee will not be entitled to vest in the RSUs and receive Shares (or receive any benefit in connection with the RSUs) unless and until he or she enters into the Joint Election, and no Shares or other benefit will be issued to him or her under the Plan, without any liability to the Company, the Employer or any other service recipient.

IMPORTANT NOTE: By accepting the RSUs (whether by signing the Notice or by clicking on the “ACCEPT” box where indicated in the Company's designated electronic acceptance procedure) or by separately signing the Joint Election (whether in hard copy or electronically), Employee is agreeing to be bound by the terms of the Joint Election. Employee should read the terms of the Joint Election carefully before accepting the Agreement and the Joint Election. If requested by the Company, Employee agrees to execute the Joint Election in hard copy even if Employee has accepted the Agreement through the Company's electronic acceptance procedure.
By entering into the Joint Election:

•	Employee agrees that any Employer’s Liability that may arise in connection with participation in the Plan will be transferred to Employee; and

•
Employee authorizes his or her employer to recover an amount sufficient to cover this liability by such methods including but not limited to, deductions from Employee's salary or other payments due or the sale of sufficient shares acquired pursuant to the RSUs or any other method set out in the Agreement.

AUDENTES THERAPEUTICS, INC.
2018 EQUITY INDUCEMENT PLAN
(U.K. Employees)
Election to Transfer the Employer's National Insurance Liability to the Employee
1.    PARTIES
This Election to Transfer the Employer’s National Insurance Liability to the Employee (this “Election”) is between:

(A)
The individual who has gained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive stock options and restricted stock units (“Awards”) pursuant to the terms and conditions of the Audentes Therapeutics, Inc. 2018 Equity Inducement Plan, as may be amended from time to time (the “Plan”), and

(B)
Audentes Therapeutics, Inc. of 600 California Street, 17th Floor, San Francisco, CA 94108, U.S.A. (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.

2.    PURPOSE OF ELECTION

2.1	This Election relates to all Awards granted to the Employee under the Plan up to the termination date of the Plan.

2.2    In this Election, the following words and phrases have the following meanings:

“Taxable Event” means any event giving rise to Relevant Employment Income.

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
“Relevant Employment Income” from Awards on which the Employer’s National Insurance contributions becomes due is defined as:

(i)	an amount that counts as employment income of the earner under Section 426 of ITEPA (restricted securities: charge on certain post-acquisition events);

(a)	an amount that counts as employment income of the earner under Section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(b)	any gain that is treated as remuneration derived from the earner’s employment by virtue of Section 4(4)(a) of SSCBA, including without limitation:

(A)	the acquisition of securities pursuant to the Awards (within the meaning of Section 477(3)(a) of ITEPA);

(A)	the assignment (if applicable) or release of the Awards in return for consideration (within the meaning of Section 477(3)(b) of ITEPA);

(B)	the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within the meaning of Section 477(3)(c) of ITEPA).
“SSCBA” means the Social Security Contributions and Benefits Act 1992.

2.3
This Election relates to the Employer’s secondary Class 1 National Insurance contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Awards pursuant to Section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

2.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of Section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5
This Election does not apply to the extent that it relates to Relevant Employment Income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.6
Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Agreement pursuant to which the Awards were granted. This Election will have effect in respect of the Awards and any awards which replace or replaced the Awards following their grant in circumstances where Section 483 of ITEPA applies.

3.    ELECTION

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that by accepting the Awards, (whether by signing the Notice in hard copy or by clicking on the “ACCEPT” box where indicated in the Company's electronic acceptance procedure) or by signing this Election (whether in hard copy or electronically), he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

4.    PAYMENT OF THE EMPLOYER’S LIABILITY

4.1	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or

(iv)	by any other means specified in the Agreement pursuant to which the Awards were granted.

4.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the Awards to the Employee until full payment of the Employer’s Liability is received.

4.3
The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within fourteen (14) days after the end of the U.K. tax month during which the Taxable Event occurs (or within seventeen (17) days after the end of the U.K. tax month during which the Taxable Event occurs, if payments are made electronically).

5.    DURATION OF ELECTION

5.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2    This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HM Revenue and Customs withdraws approval of this Election; or

(iv)
after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee
The Employee acknowledges that by accepting the Awards (whether by clicking on the “ACCEPT” box where indicated in the Company’s electronic acceptance procedure or by signing the Notice in hard copy) or by signing this Election (whether in hard copy or electronically), the Employee agrees to be bound by the terms of this Election.
Signed
_________________________________________________
The Employee
Acceptance by the Company
The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.
Signed for and on behalf of the Company

[Insert Name]

[Insert Title]

SCHEDULE OF EMPLOYER COMPANIES
The following are the employing companies to which this Joint Election may apply:

Audentes Therapeutics UK Ltd.

Registered Office:	One Silk Street London United Kingdom EC2Y 8HQ
Company Registration Number:	9442308
Corporation Tax Reference:	1190525848
PAYE Reference:	475/KB84591

AUDENTES THERAPEUTICS, INC.
2018 EQUITY INDUCEMENT PLAN
NOTICE OF STOCK OPTION GRANT
Unless otherwise defined herein, the terms defined in the Audentes Therapeutics, Inc. (the “Company”) 2018 Equity Inducement Plan (the “Plan”) will have the same meanings in this Notice of Stock Option Grant and the electronic representation of this Notice of Stock Option Grant established and maintained by the Company or a third party designated by the Company (this “Notice”).
Name:
Address:
You (the “Employee”) have been granted an option to purchase shares of Common Stock of the Company under the Plan subject to the terms and conditions of the Plan, this Notice and the Global Stock Option Award Agreement (the “Agreement”), including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”) which constitutes part of the Agreement.
Grant Number:
Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares:

Type of Option:	Non-Qualified Stock Option

Expiration Date:	________ __, 20__; This Option expires earlier if Employee’s Service terminates earlier, as described in the Agreement.

Vesting Schedule:	[Insert applicable vesting schedule]
By accepting (whether in writing, electronically or otherwise) the Option, Employee acknowledges and agrees to the following:
Employee understands that Employee’s employment with the Company or a Parent or Subsidiary is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Employee acknowledges that the vesting of the Options pursuant to this Notice is earned only by continuing Service as an Employee. Furthermore, the period during which Employee may exercise the Option after such termination of Service will commence on the date Employee ceases to actively provide Service and will not be extended by any notice period mandated under employment laws in the jurisdiction where Employee is employed or terms of Employee’s employment agreement. Employee also understands that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. Employee has read both the Agreement and the Plan. By accepting this Option, Employee consents to electronic delivery as set forth in the Agreement.

PARTICIPANT	AUDENTES THERAPEUTICS, INC.
Signature:	By:

Print Name:	Its:

AUDENTES THERAPEUTICS, INC.
2018 EQUITY INDUCEMENT PLAN
GLOBAL STOCK OPTION AWARD AGREEMENT
Unless otherwise defined in this Global Stock Option Award Agreement (this “Agreement”), any capitalized terms used herein will have the meaning ascribed to them in the Audentes Therapeutics, Inc. 2018 Equity Inducement Plan (the “Plan”).
Employee has been granted an option to purchase Shares (the “Option”) of Audentes Therapeutics, Inc. (the “Company”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Agreement, including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”) which constitutes part of this Agreement.
1.    Vesting Rights. Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice. Employee acknowledges and agrees that the Vesting Schedule may change prospectively in the event Employee’s service status changes between full and part-time status and/or in the event Employee is on an approved leave of absence in accordance with Company policies relating to work schedules and vesting of awards or as determined by the Committee. Employee acknowledges that the vesting of the Shares pursuant to this Notice and Agreement is earned only by continued Service.
2.    Grant of Option. Employee has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share in U.S. Dollars set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. This Option is designated as a Nonqualified Stock Option.
3.    Termination Period.
(a)    General Rule. If Employee’s Service terminates for any reason except death or Disability, and other than for Cause, then this Option will expire at the close of business at Company headquarters on the date three (3) months after Employee’s Termination Date (or such shorter time period not less than thirty (30) days or longer time period as may be determined by the Committee). If Employee’s Service is terminated for Cause, this Option will expire upon the date of such termination. The Company determines when Employee’s Service terminates for all purposes under this Agreement.
(b)    Death; Disability. If Employee dies before Employee’s Service terminates (or Employee dies within three months of Employee’s termination of Service other than for Cause (as defined in the Plan)), then this Option will expire at the close of business at Company headquarters on the date 12 months after the date of death (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, subject to the expiration details in Section 7 and any earlier termination). If Employee’s Service terminates because of Employee’s Disability, then this Option will expire at the close of business at Company headquarters on the date 12 months after Employee’s Termination Date (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, subject to the expiration details in Section 7 and any earlier termination).
(c)    No Notice. Employee is responsible for keeping track of these exercise periods following Employee’s termination of Service for any reason. The Company will not provide further notice of such periods. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.
(d)    Termination. For purposes of this Option, Employee’s Service will be considered terminated as of the date Employee is no longer providing Services to the Company, its Parent or one of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee’s employment agreement, if any) (the “Termination Date”). The Committee shall have the exclusive discretion to determine when Employee is no longer actively providing services for purposes of Employee’s Option (including whether Employee may still be considered to be providing services while on an approved leave of absence). Unless otherwise provided in this Agreement or determined by the Company, Employee’s right to vest in this Option under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., Employee’s period of services would not include any contractual notice period or any period of “garden leave” or similar period mandated under the laws of the jurisdiction in which Employee resides or the terms of Employee’s employment agreement, if any). Following the Termination Date, Employee may exercise the Option only as set forth in the Notice and this Section, provided that the period (if any) during which Employee may exercise the Option after the Termination Date, if any, will commence on the date Employee ceases to provide Services and will not be extended by any notice period mandated under the laws of the jurisdiction where Employee resides or terms of Employee’s employment agreement, if any. If Employee does not exercise this Option within the termination period set forth in the Notice or the termination periods set forth above, the Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.
4.    Exercise of Option.
(a)    Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Agreement. In the event of Employee’s death, Disability, termination for Cause or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Agreement. This Option may not be exercised for a fraction of a Share.
(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be delivered via electronic trading platform or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items (as defined in Section 8 below). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and payment of any Tax-Related Items. No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Employee on the date the Option is exercised with respect to such Exercised Shares.
(c)    Exercise by Another. If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Agreement, that person must prove to the Company’s satisfaction that he or she is entitled to exercise this Option. That person must also complete the proper Exercise Notice form (as described above) and pay the Exercise Price (as described below) and any applicable tax withholding due upon exercise of the Option (as described below).
5.    Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Employee:
(a)    Employee’s personal check (or readily available funds), wire transfer, or a cashier’s check;
(b)    subject to applicable laws and the approval of the Committee, certificates for shares of Company stock that Employee owns, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering shares of Company stock, Employee may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to Employee. However, Employee may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price of Employee’s Option if Employee’s action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;
(c)    cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any Tax-Related Items (as defined in Section 8 below). The balance of the sale proceeds, if any, will be delivered to Employee. The directions must be given by signing a special notice of exercise form provided by the Company; or
(d)    other method authorized by the Company.
6.    Non-Transferability of Option. This Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Employee only by Employee or unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Employee.

7.    Term of Option. This Option will in any event expire on the expiration date set forth in the Notice, which date is 10 years after the Date of Grant.
8.    Tax Consequences of Exercising the Option. Employee acknowledges that, regardless of any action taken by the Company or its Parent or Subsidiary employing or retaining Employee (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Employee’s participation in the Plan and legally applicable to Employee (“Tax-Related Items”) is and remains Employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Employee further acknowledges that the Company or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Employee is subject to Tax-Related Items in more than one jurisdiction, Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. EMPLOYEE SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH EMPLOYEE RESIDES OR IS SUBJECT TO TAXATION BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
Prior to the relevant taxable or tax withholding event, as applicable, Employee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Employee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(a)    withholding from Employee’s wages or other cash compensation paid to Employee by the Company and/or the Employer; or
(b)    withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Employee’s behalf pursuant to this authorization) without further consent; or
(c)    withholding in Shares to be issued upon exercise of the Option; or
(d)    Employee’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or
(e)    any other arrangement approved by the Committee;
all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Employee is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(e) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event.
The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in Employee’s jurisdiction(s), in which case Employee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Employee is deemed to have been issued the full number of Shares issued upon exercise of the Options; notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the Tax-Related Items withholding.
Finally, Employee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer, as applicable, may be required to withhold or account for as a result of Employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Employee fails to comply with his or her obligations in connection with the Tax-Related Items.

9.    Nature of Grant. By accepting the Option, Employee acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)    all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;
(d)    the Option grant and Employee’s participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Parent or Subsidiary;
(e)    Employee is voluntarily participating in the Plan;
(f)    the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;
(g)    the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, leave-related pay, pension or retirement or welfare benefits or similar mandatory payments;
(h)    unless otherwise agreed with the Company in writing, the Option and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, any service Employee provides as a director of the Company, it Parent or Subsidiary;
(i)    the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(j)    if the underlying Shares do not increase in value, the Option will have no value;
(k)    if Employee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(l)    no claim or entitlement to compensation or damages will arise from forfeiture of the Option resulting from Employee ceasing to provide employment or other services to the Company, the Employer or any Parent or other Subsidiary (for any reason whatsoever, whether or not later found to be invalid or in breach of laws in the jurisdiction where Employee is providing services or the terms of Employee’s employment agreement, if any);
(m)    unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(n)    neither the Company, the Employer nor any Parent or other Subsidiary will be liable for any foreign exchange rate fluctuation between Employee’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Employee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
10.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Employee’s participation in the Plan, or Employee’s acquisition or sale of the underlying Shares. Employee understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11.    Data Privacy.
(a)    Data Privacy Consent. By electing to participate in the Plan via the Company’s online acceptance procedure, Employee is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other) data protection law perspective, for the purposes described herein.
(b)    Declaration of Consent. Employee understands that he or she needs to review the following information about the processing of his or her personal data by or on behalf of the Company, the Employer and/or any Subsidiary as described in this Agreement and any other Plan materials (the “Personal Data”) and declare his or her consent. As regards the processing of Employee’s Personal Data in connection with the Plan and this Agreement, Employee understands that the Company is the controller of his or her Personal Data.
(c)    Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about Employee for the purposes of allocating Shares and implementing, administering and managing the Plan. Employee understands that this Personal Data may include, without limitation, his or her name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock or equivalent benefits awarded, cancelled, exercised, vested, unvested or outstanding in Employee’s favor. The legal basis for the processing of Employee's Personal Data, where required, will be his or her consent.
(d)    Stock Plan Administration Service Providers. Employee understands that the Company may transfer his or her Personal Data, or parts thereof, to an independent service provider based in the United States to assist the Company with the implementation, administration and management of the Plan. Employee understands and acknowledges that the Company’s service provider will open an account for him or her to receive and trade shares of Common Stock acquired under the Plan and that he or she will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of Employee’s ability to participate in the Plan.
(e)    International Data Transfers. Employee understands that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan are based in the United States. Employee understands and acknowledges that his or her country may have enacted data privacy laws that are different from the laws of the United States. For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program. The Company does not currently participate in the EU/U.S. Privacy Shield Program. The Company’s legal basis for the transfer of Employee’s Personal Data is his or her consent.
(f)    Data Retention. Employee understands that the Company will use his or her Personal Data only as long as is necessary to implement, administer and manage his or her participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, Employee understands and acknowledges that the Company’s legal basis for the processing of his or her Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs Employee’s Personal Data for any of the above purposes, Employee understands the Company will remove it from its systems.
(g)    Voluntariness and Consequences of Denial/Withdrawal of Consent. Employee understands that his or her participation in the Plan and his or her consent is purely voluntary. Employee may deny or later withdraw his or her consent at any time, with future effect and for any or no reason. If Employee denies or later withdraws his or her consent, the Company can no longer offer Employee participation in the Plan or offer other equity awards to Employee or administer or maintain such awards and Employee would no longer be able to participate in the Plan. Employee further understands that denial or withdrawal of his or her consent would not affect his or her status or salary as an employee or his or her career and that Employee would merely forfeit the opportunities associated with the Plan.

(h)    Data Subject Rights. Employee understands that data subject rights regarding the processing of Personal Data vary depending on the applicable law and that, depending on where Employee is based and subject to the conditions set out in the applicable law, Employee may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about him or her and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about him or her that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of his or her objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of his or her Personal Data in certain situations where Employee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of Employee’s Personal Data that he or she has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or his or her employment and is carried out by automated means. In case of concerns, Employee understands that he or she may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, Employee’s rights, Employee understands that he or she should contact his or her local human resources representative.
(i)    Alternate Basis and Additional Consents. Finally, Employee understands that the Company may rely on a different basis for the collection, processing or transfer of Personal Data in the future and/or request that Employee provide another data privacy consent. If applicable, Employee agrees that upon request of the Company or the Employer, Employee will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from him or her for the purpose of administering his or her participation in the Plan in compliance with the data privacy laws in his or her country, either now or in the future. Employee understands and agrees that he or she will not be able to participate in the Plan if Employee fails to provide any such consent or agreement requested by the Company and/or the Employer.
12.    Language. Employee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English so as to allow Employee to understand the terms and conditions of this Agreement. Furthermore, if Employee has received this Option Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
13.    Appendix. Notwithstanding any provisions in this Agreement, the Option grant will be subject to any special terms and conditions set forth in any appendix to this Agreement for Employee’s country. Moreover, if Employee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
14.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Employee’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
15.    Acknowledgement. The Company and Employee agree that the Option is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). Employee: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Employee has carefully read and is familiar with their provisions, and (c) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
16.    Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.

17.    Compliance with Laws and Regulations. The issuance of Shares and any restriction on the sale of Shares will be subject to and conditioned upon compliance by the Company and Employee with all applicable state, federal and local laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Employee understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Employee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without Employee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.
18.    Severability. If one or more provisions of this Agreement are held to be unenforceable, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms.
19.    Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the District of Northern California or the Superior Court of California, County of San Francisco. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
20.    No Rights as Employee. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary, to terminate Employee’s service, for any reason, with or without Cause.
21.    Consent to Electronic Delivery of all Plan Documents and Disclosures. By Employee’s signature and the signature of the Company’s representative on the Notice, Employee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Employee has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice, and fully understands all provisions of the Plan, the Notice and this Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Agreement. Employee further agrees to notify the Company upon any change in the residence address indicated on the Notice. By acceptance of this Option, Employee agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Employee acknowledges that Employee may receive from the Company a paper copy of any documents delivered electronically at no cost if Employee contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Employee further acknowledges that Employee will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Employee understands that Employee must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Employee understands that Employee’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Employee has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail through Stock Administration. Finally, Employee understands that Employee is not required to consent to electronic delivery if local laws prohibit such consent.

22.    Insider Trading Restrictions/Market Abuse Laws. By Participating in the Plan, Employee agrees to comply with the Company’s policy on insider trading (to the extent that it is applicable to Employee). Depending on Employee’s country or the designated broker's country or country where the Common Stock is listed, Employee may be subject to insider trading restrictions and/or market abuse laws, which may affect Employee’s ability to accept, acquire, sell, attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., the Option) or rights linked to the value of Shares during such times as Employee is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Employee placed before possessing inside information. Furthermore, Employee could be prohibited from (i) disclosing the inside information to any third party, which may include Employee’s fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Employee is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.
23.    Foreign Asset/Account Reporting; Exchange Controls. Employee’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls that may affect Employee’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Employee’s country. Employee may be required to report such accounts, assets, or transactions to the tax or other authorities in Employee’s country. Employee may also be required to repatriate sale proceeds or other funds received as a result of Employee’s participation in the Plan to Employee’s country through a designated broker or bank and/or within a certain time after receipt. Employee acknowledges that it is Employee’s responsibility to be compliant with such regulations and Employee understands and agrees that Employee should consult his or her personal legal and tax advisors for any details.
24.    Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the Option shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Employee’s employment or other Service that is applicable to Employee. In addition to any other remedies available under such policy, applicable law may require the cancellation of Employee’s Option (whether vested or unvested) and the recoupment of any gains realized with respect to Employee’s Option.
BY ACCEPTING THIS OPTION, EMPLOYEE AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THIS PLAN.

APPENDIX
AUDENTES THERAPEUTICS, INC.
2018 EQUITY INDUCEMENT PLAN
GLOBAL OPTION AWARD AGREEMENT

COUNTRY SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Option granted to Employee under the Plan if Employee resides and/or works in one of the countries below. This Appendix forms part of the Agreement. Any capitalized term used in this Appendix without definition will have the meaning ascribed to it in the Notice, the Agreement or the Plan, as applicable.
If Employee is a citizen or resident of a country, or is considered resident of a country, other than the one in which Employee is currently working, or Employee transfers employment and/or residency between countries after the Date of Grant, the Company will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Employee under these circumstances.
Notifications
This Appendix also includes information relating to securities, exchange control, foreign asset/account reporting and other issues of which Employee should be aware with respect to Employee’s participation in the Plan. The information is based on the securities, exchange control, foreign asset/account reporting and other laws in effect in the respective countries as of January 2019, if applicable. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Employee not rely on the information herein as the only source of information relating to the consequences of Employee’s participation in the Plan because the information may be out of date at the time that Employee exercises the Option or sells Shares acquired under the Plan.
In addition, the information is general in nature and may not apply to Employee’s particular situation, and the Company is not in a position to assure Employee of any particular result. Accordingly, Employee is advised to seek appropriate professional advice as to how the relevant laws in Employee’s country may apply to Employee’s situation.
Finally, if Employee is a citizen or resident of a country, or is considered resident of a country, other than the one in which Employee is currently working, or Employee transfers employment and/or residency after the Date of Grant, the information contained herein may not apply to Employee in the same manner.

FRANCE
Terms and Conditions
Language Consent. By signing this Agreement or otherwise accepting this Agreement, Employee confirms having read and understood the documents relating to this Option (e.g., the Plan and the Agreement) which were provided in the English language. Employee knowingly accepts the terms of these documents.
Consentement a la Langue. En signant et renvoyant cet Accord, ou par acceptant autrement l’Accord, le Employee confirme ainsi avoir lu et compris les documents relatifs à l’Option, (c’est-à-dire, Le Plan et cet Accord) qui ont été fournis en langue anglaise. Le Employee accepte les termes de ces documents en connaissance de cause.
Notifications
Tax Information. Options granted under the Plan are not intended to be French-qualified options and have not been granted under the specific regime found in Section L.225-177 to L.225-186-1 of the French Commercial Code, as amended.
Foreign Asset/Account Reporting Information. French residents are required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing their annual tax returns. Employee should consult his or her personal advisor to ensure compliance with applicable reporting obligations.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 in connection with the acquisition or sale of securities (e.g., transfer of proceeds from the sale of Shares into Germany) must be reported monthly to the German Federal Bank (Bundesbank). The online filing portal may be accessed at the website of the bundesbank (www.bundesbank.de) using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”). Employee should consult his or her personal tax advisors for details regarding this requirement.
Foreign Account / Assets Reporting Information. German residents holding Shares must notify their local tax office of the acquisition of Common Stock when they file their tax returns for the relevant year if the value of the shares for all Common Stock acquired exceeds €150,000 or in the unlikely event that the resident holds Common Stock exceeding 10% of the Company’s total Common Stock.
UNITED KINGDOM
Terms and Conditions
Tax Consequences. The following provisions supplement Section 8 of the Agreement:
Without limitation to Section 8 of the Agreement, Employee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Employee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Employee’s behalf.
Notwithstanding the foregoing, if Employee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Employee is a director or executive officer and income tax due is not collected from or paid by Employee within ninety (90) days of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to Employee on which additional income tax and National Insurance contributions (“NICs”) may be payable. Employee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as applicable) for the value of the employee NICs due on this additional benefit. Employee acknowledges that the Company or the Employer may recover such additional NICs at any time thereafter by any of the means referred to in Section 8 of the Agreement.

Joint Election for Transfer of Liability for Employer NICs. As a condition of Employee’s participation in the Plan and the exercise of this Option or receipt of any benefit in connection with this Option, Employee agrees to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Employer (or any successor to the Company or the Employer) in connection with this Option and any event giving rise to Tax-Related Items (the “Employer’s Liability”). Without prejudice to the foregoing, Employee agrees to enter into the following joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or elections. Employee further agrees to enter into such other Joint Elections as may be required between Employee and any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Joint Election. Employee further agrees that the Company and/or the Employer may collect the Employer’s Liability from Employee by any of the means set forth in Section 8 of this Agreement.
If Employee does not enter into the Joint Election prior to the exercise of this Option or any other event giving rise to Tax-Related Items, Employee will not be entitled to exercise this Option and receive Shares (or receive any benefit in connection with this Option) unless and until he or she enters into the Joint Election, and no Shares or other benefit will be issued to him or her under the Plan, without any liability to the Company, the Employer or any other service recipient.

IMPORTANT NOTE: By accepting the Options (whether by signing the Notice or by clicking on the “ACCEPT” box where indicated in the Company's designated electronic acceptance procedure) or by separately signing the Joint Election (whether in hard copy or electronically), Employee is agreeing to be bound by the terms of the Joint Election. Employee should read the terms of the Joint Election carefully before accepting the Agreement and the Joint Election. If requested by the Company, Employee agrees to execute the Joint Election in hard copy even if Employee has accepted the Agreement through the Company's electronic acceptance procedure.
By entering into the Joint Election:

•	Employee agrees that any Employer’s Liability that may arise in connection with participation in the Plan will be transferred to Employee; and

•
Employee authorizes his or her employer to recover an amount sufficient to cover this liability by such methods including but not limited to, deductions from Employee's salary or other payments due or the sale of sufficient shares acquired pursuant to the Options or any other method set out in the Agreement.

AUDENTES THERAPEUTICS, INC.
2018 EQUITY INDUCEMENT PLAN
(U.K. Employees)
Election to Transfer the Employer’s National Insurance Liability to the Employee
1.PARTIES
This Election to Transfer the Employer’s National Insurance Liability to the Employee (this “Election”) is between:

(A)
The individual who has gained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive stock options and restricted stock units (“Awards”) pursuant to the terms and conditions of the Audentes Therapeutics, Inc. 2018 Equity Inducement Plan, as may be amended from time to time (the “Plan”), and

(B)
Audentes Therapeutics, Inc. of 600 California Street, 17th Floor, San Francisco, CA 94108, U.S.A. (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.

2.    PURPOSE OF ELECTION

2.1	This Election relates to all Awards granted to the Employee under the Plan up to the termination date of the Plan.

2.2    In this Election, the following words and phrases have the following meanings:

“Taxable Event” means any event giving rise to Relevant Employment Income.

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
“Relevant Employment Income” from Awards on which the Employer’s National Insurance contributions becomes due is defined as:

(c)	an amount that counts as employment income of the earner under Section 426 of ITEPA (restricted securities: charge on certain post-acquisition events);

(j)	an amount that counts as employment income of the earner under Section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(k)	any gain that is treated as remuneration derived from the earner’s employment by virtue of Section 4(4)(a) of SSCBA, including without limitation:

(A)	the acquisition of securities pursuant to the Awards (within the meaning of Section 477(3)(a) of ITEPA);

(A)	the assignment (if applicable) or release of the Awards in return for consideration (within the meaning of Section 477(3)(b) of ITEPA);

(B)	the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within the meaning of Section 477(3)(c) of ITEPA).
“SSCBA” means the Social Security Contributions and Benefits Act 1992.

2.3
This Election relates to the Employer’s secondary Class 1 National Insurance contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Awards pursuant to Section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

2.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of Section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5
This Election does not apply to the extent that it relates to Relevant Employment Income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.6
Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Agreement pursuant to which the Awards were granted. This Election will have effect in respect of the Awards and any awards which replace or replaced the Awards following their grant in circumstances where Section 483 of ITEPA applies.

3.    ELECTION

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that by accepting the Awards, (whether by signing the Notice in hard copy or by clicking on the “ACCEPT” box where indicated in the Company's electronic acceptance procedure) or by signing this Election (whether in hard copy or electronically), he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

4.    PAYMENT OF THE EMPLOYER’S LIABILITY

4.1	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or

(iv)	by any other means specified in the Agreement pursuant to which the Awards were granted.

4.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the Awards to the Employee until full payment of the Employer’s Liability is received.

4.3
The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within fourteen (14) days after the end of the U.K. tax month during which the Taxable Event occurs (or within seventeen (17) days after the end of the U.K. tax month during which the Taxable Event occurs, if payments are made electronically).

5.    DURATION OF ELECTION

5.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2    This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HM Revenue and Customs withdraws approval of this Election; or

(iv)
after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee
The Employee acknowledges that by accepting the Awards (whether by clicking on the “ACCEPT” box where indicated in the Company’s electronic acceptance procedure or by signing the Notice in hard copy) or by signing this Election (whether in hard copy or electronically), the Employee agrees to be bound by the terms of this Election.
Signed
_________________________________________________
The Employee
Acceptance by the Company
The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.
Signed for and on behalf of the Company
_________________________________________________
[Insert Name]
[Insert Title]

SCHEDULE OF EMPLOYER COMPANIES
The following are the employing companies to which this Joint Election may apply:

Audentes Therapeutics UK Ltd.

Registered Office:	One Silk Street London United Kingdom EC2Y 8HQ
Company Registration Number:	9442308
Corporation Tax Reference:	1190525848
PAYE Reference:	475/KB84591